UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market
Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	LFMDP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022, LifeMD, Inc. (the “Company”) appointed Robert Jindal to the board of directors  (the “Board”) of the Company.

Mr. Jindal has served as an Operating Adviser to the Ares Private Equity Group of Ares Management Corporation, an alternative investment manager, since July 2017. Mr. Jindal has served on the board of Hornbeck Offshore Services Inc. since September 2020, and on the board of U.S. Heart and Vascular since May 2022. He previously served on the board of WellCare Health Plans, Inc. from September 2018 through January 2020, on the board of Granicus, Inc. from October 2017 through February 2021, and on the board of Cotton Holdings Inc. from June 2016 through December 2019. Mr. Jindal previously served eight years as the Governor of Louisiana, represented Louisiana’s 1st District in Congress, and was head of the state Department of Health, Assistant Secretary of the U.S. Department of Health and Human Services, Executive Director of the National Bipartisan Commission on the Future of Medicare, and the president of the University of Louisiana System.

Related Party Transactions

There are no related party transactions with regard to Mr. Jindal reportable under Item 404(a) of Regulation S-K .

Compensatory Arrangements

In connection Mr. Jindal’s appointment to the Board, the Company and Mr. Jindal entered into a Director Agreement, whereby, as compensation for his services as a member of the Board, Mr. Jindal received (i) a grant of 75,000 restricted shares of the Company’s common stock, with 37,500 restricted shares vesting immediately and 37,500 restricted shares vesting on the two-year anniversary of the Director Agreement, pursuant to a Restricted Stock Award Agreement under the LifeMD, Inc. 2020 Equity and Incentive Plan, as amended (the “Plan”), and (ii) a stock option to purchase 37,500 shares of the Company’s common stock, vesting in four equal tranches on the 90, 180, 270 and 365-day anniversary of the Director Agreement, pursuant to a Non-Qualified Stock Option Agreement under the Plan. Additionally, Mr. Jindal shall be paid $6,000 per quarter, as compensation for his services as a member of the Board. Unvested restricted shares and stock options will vest immediately upon Mr. Jindal’s termination as a director for reasons other than for “Cause,” as defined in the Plan, or immediately prior to the closing of a “Change in Control,” as defined in the respective award agreements. The awards may be forfeited in the event of Mr. Jindal’s breach of certain covenants contained in the respective award agreements.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement, Restricted Stock Award Agreement and Non-Qualified Stock Option Agreement, and such description is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 through 10.3 and incorporated by reference into this Current Report on Form 8-K.

Item 8.01 Other Events

On September 20, 2022, the Company issued a press release announcing the appointment of Robert Jindal. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Director Agreement, dated September 14, 2022, between LifeMD, Inc. and Robert Jindal
10.2	Restricted Stock Award Agreement, dated September 14, 2022, between LifeMD, Inc. and Robert Jindal
10.3	Non-Qualified Stock Option Agreement, dated September 14, 2022, between LifeMD, Inc. and Robert Jindal
99.1	Press Release, dated September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	September 20, 2022	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer